Truststreet Properties, Inc.
Steven D. Shackalford - Officer
Shares as of February 25, 2005

                                                                                                                                 Form 3
                                                                                                         -----------------------------------------------------
Initial Form 3 filed 2/25/96

                                                                                                                               2/25/05           7.5% Series C
                                                                                                                            7.5% Series C         Convertible
                                                                                                                              Redeemable            Preferred
                                        Initial shares              Balance                     Balance  Common stock   Convertible Preferred    Conversion to
                                           Purchased     A/(D)        as of         A/(D)        as of    conversion         Conversion               CS
                                             Date      pre-merger    4/1/04        2/25/05      2/25/05     0.7742              0.16                1.28205
                                          -------------------------------------------------------------  ------------------------------------------------------
Steven D. Shackalford                           0.00    26,600.00    26,600.00    (26,600.00)      0.00     20,594*            4,258                  5,456
                                                                          0.00                     0.00
                                          ----------   ----------   ----------  -------------  --------
    Subtotal owned by SDS Directly              0.00    26,600.00    26,600.00    (26,600.00)      0.00
                                          ----------   ----------   ----------  -------------  --------

Steven D. Shackalford                           0.00                      0.00                     0.00
                                                                          0.00                     0.00
                                          ----------   ----------   ----------  -------------  --------
    Subtotal owned by SDS Indirectly            0.00         0.00         0.00           0.00      0.00
                                          ----------   ----------   ----------  -------------  --------

                                          ----------   ----------   ----------  -------------  --------
Total Shares owned by SDS                       0.00    26,600.00    26,600.00    (26,600.00)      0.00
                                          ==========   ==========   ==========  =============  ========

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